   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 19, 1996

                                                      REGISTRATION NO. 333-09591

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                        SPLASH TECHNOLOGY HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                      3577                     77-0418472
(STATE OR OTHER JURISDICTION      (PRIMARY STANDARD           (I.R.S. EMPLOYER
    OF INCORPORATION OR        INDUSTRIAL ORGANIZATION)        IDENTIFICATION
                              CLASSIFICATION CODE NUMBER)          NUMBER)


                               555 DEL REY AVENUE
                          SUNNYVALE, CALIFORNIA 94086
                                 (408) 328-6300
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             KEVIN K. MACGILLIVRAY
                                   PRESIDENT
                          AND CHIEF EXECUTIVE OFFICER
                               555 DEL REY AVENUE
                          SUNNYVALE, CALIFORNIA 94086
                                 (408) 328-6300
(NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING AREA CODE OF
                               AGENT FOR SERVICE)

                                   COPIES TO:

      Jeffrey D. Saper, Esq.                     Carla S. Newell, Esq.
      Howard S. Zeprun, Esq.                     Anthony M. Allen, Esq.
     WILSON SONSINI GOODRICH &                  GUNDERSON DETTMER STOUGH
              ROSATI,                     VILLENEUVE FRANKLIN & HACHIGIAN, LLP
     Professional Corporation                 600 Hansen Way, Second Floor
        650 Page Mill Road                    Palo Alto, California 94304
    Palo Alto, California 94304                      (415) 843-0500
          (415) 493-9300

                               ----------------

 THE REGISTRATION FEE WAS PREVIOUSLY CALCULATED AND PAID IN CONNECTION WITH THE
           FILING OF THE REGISTRATION STATEMENT ON AUGUST 5, 1996.

                               ----------------

           NO EXHIBITS ARE FILED WITH THIS POST-EFFECTIVE AMENDMENT.

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

  The Registrant registered an aggregate of 2,990,000 shares of its Common Stock (the "Registered Shares") pursuant to a Registration Statement on Form S-1 (File No. 333-09591) filed with the Securities and Exchange Commission on August 5, 1996. The Registered Shares included 2,600,000 shares sold by the Registrant in its initial public offering (the "Offering") and 390,000 shares to be sold by the Registrant pursuant to the over-allotment option granted to the underwriters. The Offering was terminated on November 8, 1996, at which time an aggregate of 2,700,500 shares (the "Sold Shares") had been sold by the Registrant, including 100,500 shares sold by the Registrant pursuant to the underwriters' over-allotment option. The underwriters will not exercise the over-allotment option as to the remaining 289,500 Registered Shares. Accordingly, the Registrant hereby withdraws from registration under this Registration Statement on Form S-1 the 289,500 shares of its Common Stock (the "Remaining Shares") representing the excess of the Registered Shares over the Sold Shares.

  This Post-Effective Amendment is being filed for the sole purpose of deregistering the Remaining Shares. No changes are being made to the Prospectus or to Part II of the Registration Statement.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SUNNYVALE, STATE OF CALIFORNIA, ON NOVEMBER 19, 1996.

                                          Splash Technology Holdings, Inc.

                                                 /s/ Kevin K. Macgillivray
                                          By: _________________________________
                                              KEVIN K. MACGILLIVRAY PRESIDENT
                                                AND CHIEF EXECUTIVE OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                        TITLE                 DATE
             ----------                        -----                 ----
      /s/ Kevin K. Macgillivray         Director, President    November 19, 1996
-------------------------------------    and Chief Officer
        KEVIN K. MACGILLIVRAY            (Principal
                                         Executive Officer)

           Joan P. Platt*               Chief Financial        November 19, 1996
-------------------------------------    Officer and Vice
            JOAN P. PLATT                President, Finance
                                         and Administration
                                         (Principal
                                         Financial and
                                         Accounting Officer)

          Gregory M. Avis*              Director               November 19, 1996
-------------------------------------
           GREGORY M. AVIS

         Charles W. Berger*             Director               November 19, 1996
-------------------------------------
          CHARLES W. BERGER

           Peter Y. Chung*              Director               November 19, 1996
-------------------------------------
           PETER Y. CHUNG

         Lawrence G. Finch*             Director               November 19, 1996
-------------------------------------
          LAWRENCE G. FINCH

   *By: /s/ Kevin K. MacGillivray
-------------------------------------
 KEVIN K. MACGILLIVRAY ATTORNEY-IN-
                FACT
